WAIVER AND AGREEMENT

     This WAIVER AND AGREEMENT ("Waiver"), dated effective as of the 21st day of November, 1996, by and between Valero Energy Corporation, a Delaware corporation (the "Corporation"), Valero Refining and Marketing Company, a Delaware corporation ("VRMC") and William E. Greehey ("Executive"), Witnesseth
That:

     WHEREAS, the Corporation and Executive are parties to that certain Executive Severance Agreement, dated December 15, 1982 (the "Agreement"); and

     WHEREAS, the Corporation anticipates that it may solicit or receive proposals involving a transaction (the "Spin-off/Merger") in which (i) all or substantially all of the petroleum refining and marketing business of the Corporation currently conducted through VRMC is distributed to the stockholders of the Company through a stock dividend, spin-off, split-off or similar distribution, so that, after giving effect to such distribution, such business is conducted through VRMC (or another subsidiary of the Corporation then conducting such business), as a separate, publicly owned entity, and (ii) the Corporation, and/or all or substantially all of the natural gas and natural gas liquids businesses of the Corporation currently conducted through Valero Natural Gas Company ("VNGC"), is merged with or into another entity so that, after giving effect to such merger, the Corporation may no longer be a separate, publicly owned entity and the persons who were directors of the Corporation immediately prior to the Spin-off/Merger may cease to constitute a majority of the Board of Directors of the Corporation; and

     WHEREAS, the Corporation has requested that Executive enter into this Waiver to clarify the treatment of a Spin-off/Merger under the Agreement;

     NOW THEREFORE, in consideration of $10.00 in hand paid to Executive, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Corporation and Executive agree as follows:

     1. No Change of Control. If, during the period when the Agreement is otherwise in effect, the Corporation enters into a merger or other agreement providing for the Company to undertake a transaction substantially similar to the Spin-off/Merger, VRMC (or such other publicly owned entity as may then conduct the Corporation's refining and marketing business) shall be deemed the successor to the Corporation (in such capacity, the "Successor Corporation") for all purposes of the Agreement, and the Corporation shall cause the Successor Corporation to expressly assume the obligations of the Corporation thereunder. Accordingly, neither the execution and delivery by the Corporation of such merger agreement, the approval by the Corporation's stockholders of such agreement, nor the performance by the Corporation of such agreement substantially in accordance with its terms, shall (i) constitute a "Change of Control" within the intent of the parties under the Agreement, or
(ii) result in Executive becoming entitled to the lump-sum cash payment, special retirement benefits, acceleration of options and restricted stock and other benefits more fully described in the Agreement.

     2. Waiver and Release. Executive hereby forever releases, waives and relinquishes, and agrees not to assert, any claim, demand or cause of action that, but for this Waiver, Executive now or hereafter has, or may have, under the Agreement against the Corporation, the Successor Corporation, or any of their respective subsidiaries or affiliates, arising out of, or in any way related to or connected with, such Spin-off/Merger.

     3. Agreements Unaffected. This Waiver is not intended and shall not be construed to amend or modify the Agreement except as otherwise expressly set forth herein, or to amend or modify any existing employment agreement or any existing stock option, restricted stock, performance share or other similar agreement between Executive and the Corporation, all of which shall remain in full force and effect in accordance with their respective existing terms.
Upon the consummation of a Spin-off/Merger, the term "Corporation," as used in the Agreement, and all references to the Corporation therein, shall refer solely to the Successor Corporation, as successor to the Corporation, and the Agreement shall thereupon constitute an agreement between Executive and the Successor Corporation, in accordance with its terms. Nothing contained is this Waiver shall be construed to create a contract of employment or establish any right to be employed by or to serve as an officer of the Corporation or the Successor Corporation or any of their respective subsidiaries or affiliates.

     4. Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the Executive and his estate, and the Corporation and any successor to the Corporation (including the Successor Corporation), but neither this Waiver nor any rights arising hereunder may be assigned or pledged by the Executive.

     5. Controlling Law. This Waiver shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have executed this Waiver and Consent effective as of the date first above set forth.

                           VALERO ENERGY CORPORATION

                           By: /s/ E. C. Benninger, Jr.
                               President

                           VALERO REFINING AND MARKETING COMPANY

                           By: /s/ E. C. Benninger, Jr.
                               President


                               /s/ William E. Greehey
                               William E. Greehey
                               "Executive"